Midway Gold Announces Third Quarter 2013 Financial Results

November 6, 2013

Denver, Colorado – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) announces financial results for the period ended September 30, 2013. These results were filed today with the United States Securities and Exchange Commission in the Company’s quarterly report on Form 10-Q, and with the relevant securities regulators in Canada.

Recent Highlights

Pan Project

•	Permitting continues to advance with the Bureau of Land Management (BLM) incorporating public comments from the Draft Environmental Impact Statement (DEIS) into the final EIS. Permitting remains on schedule with a Record of Decision expected in 2013 and production planned for 2014.

•	Midway announced preliminary results from bulk sample metallurgical test work indicates run of mine methods will work in initials years at the Pan project.

Gold Rock Project

•	A mining Plan of Operations submitted to the BLM was declared complete, starting the Environmental Impact Statement (EIS) process. Gold Rock is scheduled to be the Company's second operating gold mine.

Spring Valley Project

•	Barrick is continuing their earn-in expenditures to increase their joint venture interest in the property to 70%. Drilling in 2013 focused on in-fill drilling in the main resource area to upgrade the quality of the resource for future reserve calculations.

•	Midway expects Barrick to complete the 70% earn-in near the end of 2013 approximately a year ahead of schedule.

•	Barrick completed their 2013 drill program in Q3 ahead of schedule.

Corporate

•	The Company moved from the TSX Venture Exchange to the TSX.

 Results from Operations

The target of reaching production from the Pan project during the second half of 2014 has driven the majority of the Company’s operating expenses, leading to logical expense increases as the Company gets closer to construction on and production from the Pan project. The operating loss of $3,964,571 for the quarter ended September 30, 2013 was primarily due to mineral exploration expenditures of $1,605,572, salaries and benefits of $1,163,197 and legal, audit, and accounting costs of $581,840.

Mineral exploration expenditures were driven by permitting activities at the Gold Rock project as well as salaries and labor costs across all the Company’s projects. Salaries and benefits have increased period over period as a result of increased employee headcount at the corporate and field offices. The Company incurred legal, audit and accounting costs primarily related to its graduation to the TSX exchange from the TSX Venture exchange as well as costs for financial advisory services in relation to the investigation of Pan project financing options.

The Company realized other expense of $291,878 in the current quarter related to a loss of $1,259,322 on foreign currency exchange translation, offset by a gain of $988,443 on the change in the fair value of derivative liabilities. As the Company’s stock price fluctuates, it will continue to recognize changes in the fair value of derivative liabilities, thereby resulting in non-cash gains or losses.

The Company’s consolidated net loss attributable to common shareholders for the three months ended September 30, 2013 was $6,411,707, or $0.05 basic and diluted loss per share compared to a loss of $3,515,919, or $0.03 basic and diluted loss per share for the comparable period in 2012.

All amounts are expressed in Canadian dollars, unless otherwise indicated. The financial information is presented in accordance with U.S. Generally Accepted Accounting Principles.

Condensed Consolidated Interim Balance Sheets

(unaudited)

	September 30, 2013	December 31, 2012
Assets
Cash and cash equivalents	$ 58,373,402	$ 75,052,836
Property, equipment and mine development	12,826,286	8,005,959
Mineral properties	51,678,962	49,922,926
Other assets	563,169	1,048,882
Total assets	$ 123,441,819	$ 134,030,603

Total liabilities	$ 17,792,173	$ 33,379,702
Redeemable preferred stock	46,680,179	44,261,122
Shareholders’ equity	58,969,467	56,389,779
Total liabilities and shareholders’ equity	$ 123,441,819	$ 134,030,603

Condensed Consolidated Interim Statements of Operations

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating loss	$3,964,571	$3,973,483	$13,383,230	$10,748,692
Other income (expense)	(291,878)	225,931	17,894,990	(270,638)
Net (income) loss before income tax	4,256,449	3,747,552	(4,511,760)	11,019,330
Income tax recovery	272,628	231,633	2,179,077	203,772
Net (income) loss	$3,983,821	$3,515,919	$(6,690,837)	$10,815,558
Preferred share cumulative dividend	1,478,516	-	4,367,633	-
Accretion of Redeemable preferred shares	949,370	-	2,697,943	-
Net (income) loss attributable to common shareholders	$6,411,707	$3,515,919	$374,739	$10,815,558

Weighted average number of shares outstanding (Basic)	129,605,544	127,188,712	128,840,275	118,571,642
Basic (income) loss per share	$0.05	$0.03	$0.00	$0.09
Weighted average number of shares outstanding (Diluted)	129,605,544	127,188,712	166,678,113	118,571,642
Diluted (income) loss per share	$0.05	$0.03	$0.04	$0.09

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Condensed Consolidated Interim Statements of Cash Flows

(unaudited)

	Nine Months Ended September 30,
	2013	2012
Cash and cash equivalents, beginning of period	$ 75,052,836	$ 10,191,069

Net cash used in operating activities	(9,350,562)	(8,725,172)
Net cash used in investing activities	(5,485,910)	(6,167,719)
Net cash provided by (used in) financing activities	(1,978,170)	15,803,591
Effect of exchange rate on changes on cash:	135,208	(170,469)

Cash and cash equivalents, end of period	$ 58,373,402	$ 10,931,300

As of September 30, 2013, the Company had a cash balance of $58,373,402 with working capital of $54,109,319. Consistent with the Company’s plans to move from a development stage company to a gold production company, its working capital balance will fluctuate as the Company uses its cash to fund exploration, development activities and other operating expenses. In order to achieve planned production of the Pan project, the Company will be continuing to seek additional financing.

To review Midway’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, including the Company’s Management’s Discussion and Analysis, visit any of the following websites: www.sedar.com, www.sec.gov or www.midwaygold.com.

ON BEHALF OF THE BOARD
"Kenneth A. Brunk"
Kenneth A. Brunk, Chairman, President and CEO

About Midway Gold Corp.

Midway Gold Corp. is a precious metals company with a vision to explore, design, build and operate gold mines in a manner accountable to all stakeholders while assuring return on shareholder investments. For more information about Midway, please visit our website at www.midwaygold.com or contact Jaime Wells, Investor Relations Analyst, at (877) 475-3642 (toll-free).

Neither the TSX Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company's intended work plans and resource estimates and potential offering of common shares of the Company from time to time. Forward-looking statements are typically identified by words such as: “may”, “should”, “plan”, “believe”, “predict”, “expect”, “anticipate”, “intend”, “estimate”, postulate” and similar expressions or the negative of such expressions or which by their nature refer to future events.

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The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results and other tests and the estimation of gold resources and reserves; the possibility that required permits may not be obtained on a timely manner or at all; the possibility that capital and operating costs may be higher than currently estimated and may preclude commercial development or render operations uneconomic; the possibility that the estimated recovery rates may not be achieved; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.

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